CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                                                                    Exhibit 23.1
To the Stockholders and Board of Directors
      Mac Filmworks, Inc.
      Shreveport, Louisiana


We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated March 5, 2003 included herein for the two years ended December 31, 2002 and the period from November 22, 1994 (Inception) through December 31, 2002.

We also consent to the references to us under the heading "Experts" in such Document.

December 15, 2003

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas